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                                                                    EXHIBIT 99.1

                                     SECOND
                       AMENDED AND RESTATED LOAN AGREEMENT


         This Second Amended and Restated Loan Agreement is made and entered into as of the 13th day of November, 1997, by and between Bank One, Wisconsin (the "Bank"), and Tufco, L.P., d/b/a Tufco Division Limited Partnership, in its own right and as successor in interest of Tufco Industries, Inc., Executive Converting Corporation and Hamco Industries, Inc. (the "Borrower"). The Bank and the Borrower agree as follows.

         The Bank and the Borrower entered into an Amended and Restated Loan Agreement dated as of February 7, 1997. The Bank and the Borrower desire to further amend the Amended and Restated Loan Agreement by the execution and delivery of this Second Amended and Restated Loan Agreement.

         The Bank and Tufco Industries, Inc., Executive Converting Corporation and Hamco Industries, Inc. entered into an initial loan agreement dated as of August 22, 1995, amended by amendments dated as of February 1, 1996; June 30, 1996; and December 1, 1996 (the "Initial Loan Agreement"). At the time of execution and delivery of the Initial Loan Agreement, Tufco Industries, Inc., Executive Converting Corporation and Hamco Industries, Inc. were wholly owned subsidiaries of Tufco Technologies, Inc. Tufco Technologies, Inc. has undertaken a restructuring (the "Restruc ture") pursuant to which all of the assets and liabilities of Tufco Industries, Inc., Executive Converting Corporation and Hamco Industries, Inc. have been respectively transferred to and assumed by Tufco, L.P., a Delaware limited partnership, d/b/a Tufco Division Limited Partnership.

         The Bank and the Borrower enter into this Second Amended and Restated Loan Agreement so as to evidence their understanding with respect to the matters herein contained between themselves and to further evidence the assumption by the Borrower of all liabilities, duties and obligations of Tufco Industries, Inc., Executive Converting Corporation and Hamco Industries, Inc. pursuant to the Initial Loan Agreement and related documents, including but not limited to the Security Documents.

         1. DEFINITIONS. Unless the context otherwise specifies, the following terms shall have the meaning herein specified, which meaning shall apply to all documents within this contemplated transaction, and such definitions to be applicable equally to the singular and plural form of such terms:

                  1.1 BANK. Bank One, Wisconsin, a Wisconsin state banking organization, with an office located at 200 South Adams Street, Green Bay, Wisconsin 54301.

                  1.2 BORROWER. Tufco, L.P., a Delaware limited partnership, d/b/a Tufco Division Limited Partnership, with its principal office located at 4750 Simonton, Dallas, Texas 75244.

                  1.3 CASH FLOW. The amounts described in Section 4.14 of this Agreement.



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                  1.4  COMMITMENT FEE. A fee equal to 0.25%, per annum, of the unused amount of the revolving loan identified in Section 2.2 of this Agreement, determined on a daily basis and payable quarterly in arrears.

                  1.5 CONTINGENCY FEE. A fee equal to the sum of $10,000.00 payable upon maturity of the term loan represented by the Promissory Note, Exhibit A-4, in the event the Borrower declines to accept the Bank's proposal to provide the Borrower with long term financing under reasonable terms of the principal balance of the term loan represented by the Promissory Note, Exhibit A-4. It is agreed by the Borrower and the Bank that the term loan represented by the Promissory Note, Exhibit A-4, is a short term bridge loan to provide financing necessary for Tufco Technologies, Inc. to purchase all of the outstanding capital stock of Foremost Manufacturing Company, Inc.

                  1.6 ERISA. The term ERISA means the Employee Retirement Income Security Act of 1974, as amended.

                  1.7 EVENT OF DEFAULT. The events defined in Section 7.1 of this Agreement.

                  1.8 FACILITY FEE. A fee equal to 0.50% of the amount of Facility Two paid upon advance of the Facility Two loan proceeds under the Initial Loan Agreement.

                  1.9 GUARANTOR. Individually, Tufco Technologies, Inc., Tufco Tech, Inc., Tufco, Inc., Technologies I, Inc., TFCO, Inc. and Foremost Manufacturing Company, Inc.

                  1.10 GUARANTORS. Collectively, Tufco Technologies, Inc., Tufco Tech, Inc., Tufco, Inc., Technologies I, Inc., TFCO, Inc. and Foremost Manufacturing Company, Inc.

                  1.11 LETTER(S) OF CREDIT FEE. An issuance fee equal to 0.375% of the amount of any letter of credit payable upon issuance of any letter of credit except for any letter of credit related to industrial revenue bond transactions. A negotiation fee equal to 0.25% of any letter of credit amount negotiated payable upon negotiation of any letter of credit except for any letter of credit related to industrial revenue bond transactions. Other related letter of credit expenses incurred by Bank includ ing, but not limited to, amendment and cable fees, payable upon receipt of billing from Bank.

                  1.12 LOAN AGREEMENT. This Second Amended and Restated Loan Agreement and any other documents or materials delivered and/or executed pursuant thereto or pursuant to the Initial Loan Agreement, which Loan Agreement is sometimes referred to as this Agreement.

                  1.13 PERMITTED LIENS. The mortgages, liens, conditional sales agreements, encumbrances or charges set forth on Exhibit "B" attached hereto and incorporated herein by this reference.


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                  1.14 PLAN. Any pension benefit plan subject to Title IV of
ERISA maintained by the Borrower or any such Plan to which the Borrower is required to contribute on behalf of its employees.

                  1.15 PREPAYMENT PREMIUM. A prepayment premium payable in connection with any unscheduled payment of principal made by the Borrower with respect to a Promissory Note, Exhibits "A-2" and "A-3", prior to the respective scheduled maturity date during any period while a Promissory Note, Exhibits "A-2" and "A-3", shall bear interest at a fixed rate. Such prepayment premium shall be equivalent to the amount, if any, by which (a) the present value of a flow of interest on the unscheduled principal amount prepaid from the prepayment date to the scheduled maturity date of said note at the fixed rate then in effect exceeds (b) the present value of a flow of interest on the unscheduled principal amount prepaid from the prepayment date to the scheduled maturity date of the respective Promissory Note, Exhibits "A-2" and "A-3", at the effective monthly equivalent of the average yield of United States Government Treasury Securities, on the date of such unscheduled prepayment, having maturities within forty-five (45) days of the scheduled maturity date of the respective Promissory Note, Exhibits "A-2" and "A-3", as determined by the Bank. The Prepayment Premium shall be payable upon receipt of billing from Bank.

                  1.16 PROMISSORY NOTES. Promissory Notes refer to the Promissory Notes payable to the Bank in the form as that attached hereto as Exhibits "A-1" through "A-4," inclusive, and incorporated hereby by this reference.

                  The definition of the term "Promissory Notes" shall also include any Promissory Notes or agreements executed and delivered by the Borrower to the Bank with respect to additional credit extended by the Bank to the Borrower pursuant to Section 8.12 of the Loan Agreement.

                  1.17 REFERENCE RATE. The rate announced and/or published by Bank One, Wisconsin, as its reference rate adjusted daily and computed on the basis of a three hundred sixty (360) day year.

                  1.18 REFERENCE RATE LOANS. Reference Rate Loans are loans made where the applicable rate of interest is the Reference Rate.

                  1.19 SECURITY DOCUMENTS.

                       (a) The Security Documents executed and delivered to the Bank by Tufco Industries, Inc., Executive Converting Corporation and Hamco Industries, Inc., pursuant to the Initial Loan Agreement. It is agreed the Promissory Notes are secured by all Security Documents executed by Tufco Industries, Inc., Executive Converting Corporation and Hamco Industries, Inc. and further that the Borrower assumes all liabilities, duties and obligations of Tufco Industries, Inc., Executive Converting Corporation and Hamco Industries, Inc. arising thereby.


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                           (b) The Amended and Restated Mortgage and Amended and
         Restated Deed of Trust substantially in the form as that attached hereto as Exhibit "C" and incorporated herein by this reference.

                           (c) General Business Security Agreements, substantially in the form as that attached hereto as Exhibit "D" and incorporated herein by this reference granting Bank a first priority security interest and related financing statements perfecting the security interests granted in the General Business Security Agreements and fixtures disclaimers as the Bank may require.

                           (d) The Unlimited Continuing Guaranty of the
         Guarantors substantially in the form as that attached hereto as Exhibit "E" and incorporated herein by this reference.

                           (e) Lease assignments and other documents securing or providing security for the Promissory Notes which the Bank may require.

                  1.20  DEFINITIONS APPLICABLE TO LIBOR RATE LOANS.

                  (a) BORROWING DATE means each date on which a loan is made by the Bank to the Borrower.

                  (b) BUSINESS DAY means (i) with respect to the making, payment or rate determination of a Libor Rate Loan, a day (other than a Saturday or Sunday) on which banks are open for business in Milwaukee, Wisconsin and on which dealings in Dollars are carried on in the London Interbank market and (ii) for all other purposes, a day (other than Saturday or Sunday) on which banks are open for business in Milwaukee, Wisconsin.

                  (c) LIBOR RATE shall mean the published national consensus Libor Rate reported by the Bank with respect to a Libor Rate Loan for the applicable Loan Period in an amount approximately equal to the requested Libor Rate Loan established two Business Days prior to the first day of such Loan Period. The Libor Rate determined by the Bank shall, in the absence of error, be conclusive.

                  (d) LIBOR RATE LOAN means a loan hereunder bearing interest at or by reference to the Libor Rate.

                  (e)      LOAN PERIOD means:

                           ( i) with respect to (a) each Libor Rate Loan with
respect to Facility One, the period commencing on the applicable Borrowing Date and ending 15 to 90 days thereafter as specified in the related notice of borrowing pursuant to section 2.2; (b) each Reference Rate Loan


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converted to a Libor Rate Loan or in the case of a continuation of a Libor Rate
Loan for an additional Loan Period, the period commencing on the date of such conversion or continuation and ending 15 to 90 days thereafter as specified in the related Conversion/Continuation Notice pursuant to section 2.2; and (c) with respect to the Libor Rate Loan Facility Four, the period commencing on the applicable Borrowing Date and ending 30 days but not longer than March 31, 1998 thereafter, provided that:

                                    (a)  any Loan Period which would otherwise
end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Loan Period shall end on the next preceding Business Day;

                                    (b) any Loan Period which begins on the last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in a calendar month at the end of such Loan Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month; and

                                    (c) any Loan Period which would otherwise
end after the maturity date shall end on the maturity date.

                           (ii)  with respect to each Reference Rate Loan, the
period commencing on the Borrowing Date of such Reference Rate Loan, or in the case of a Libor Rate Loan converted to a Reference Rate Loan, the period commencing on the date of such conversion, and ending on the maturity date.

         2.       LOANS, COLLATERAL-LOAN RATIO AND SECURITY DOCUMENTS.

                  2.1 MAKING THE LOANS. The Bank agrees to make the following-described loans to the Borrower upon the terms and conditions and disbursement procedures set forth in this Agreement, and the Borrower agrees to execute the Promissory Notes which shall evidence the Borrower's obligation to repay all of the disbursements made thereunder and under this Agreement.

                  2.2 FACILITY ONE. The Bank shall extend to the Borrower a revolving loan, up to an aggregate maximum amount of $6,750,000.00 at any time outstanding during the period from date hereof to March 31, 1999. The sum of $750,000.00 shall be allocated to issuance of commercial import letters of credit. Within such maximum amounts and subject to the allocated limitations, loans (advances) may be made, repaid and made again. The revolving loan shall be evidenced by the Borrower's Promissory Note in the form of Exhibit "A-1," the terms of which are incorporated herein by reference. The revolving note shall mature on March 31, 1999. The loan proceeds with respect to Facility One shall be utilized for working capital needs and the issuance of commercial import letters of credit.



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                  Facility One loans shall be a Reference Rate Loan or a Libor
Rate Loan. Unless the Borrower requests a Libor Rate Loan pursuant to the procedures herein stated, all Facility One loans shall be Reference Rate Loans. The Borrower shall request Libor Rate Loans by written notice, or by telephonic notice confirmed in writing, to the Bank, not later than 11:00 a.m., Milwaukee time, on the date which is two Business Days prior to the requested Borrowing Date (which must be a Business Day). Each such request by the Borrower must specify the amount of the requested Libor Rate Loan and the applicable Loan Period. Each Libor Rate Loan shall be in a minimum amount of $500,000.00. In the event of any inconsistency between the telephonic notice and the written confirmation thereof, the written confirmation shall control. Each such request for a Libor Rate Loan shall be irrevocable.

                  The Borrower may elect from time to time, subject to the terms and conditions hereof, to convert all or a portion of the outstanding Reference Rate Loans to Libor Rate Loans (in each case, in a minimum amount of $500,000.00) or to convert all or a portion of a Libor Rate Loan to a Reference Rate Loan; provided that any conversion of a Libor Rate Loan shall occur on the last day of the applicable Loan Period.

                  A Reference Rate Loan shall continue as a Reference Rate Loan unless and until converted to a Libor Rate Loan. At the end of the applicable Loan Period for a Libor Rate Loan, such Libor Rate Loan shall automatically be converted to a Reference Rate Loan unless the Borrower shall have given the Bank notice in accordance with this section 2.2 requesting that, at the end of such Loan Period all or a portion of such Libor Rate Loan be continued as a Libor Rate Loan.

                  The Borrower shall give the Bank irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Reference Rate Loan or a continuation of a Libor Rate Loan not later than 11:00 a.m., Milwaukee time, on the date of the requested conversion, in the case of a conversion to a Reference Rate Loan, or, in the case of a conversion to or a continuation of a Libor Rate Loan, two Business Days prior to the date of the requested conversion or continuation, specifying (i) the requested date (which shall be a Business
Day) of such conversion or continuation, (ii) the amount and type of loan to be converted or continued and (iii) the amount and type of loan into which such loan is to be converted or continued, and in the case of a conversion to or continuation of a Libor Rate Loan, the duration of the Loan Period applicable thereto. Each such request by the Borrower for a conversion or continuation of a Libor Rate Loan or Reference Rate Loan shall be irrevocable.

                  Notwithstanding anything to the contrary contained in this section, no loan may be converted into or continued as a Libor Rate Loan when any Event of Default has occurred and is continuing.

                  Libor Rate Loans may not be pre-paid without the Bank's consent prior to the end of the applicable Loan Period.



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                  If the Bank determines that the making or maintaining of a
Libor Rate Loan would violate any applicable law, rule, regulation or directive, whether or not having the force of law, then the obligation of the Bank to make, continue, maintain or convert any Libor Rate Loan shall be suspended until the Bank notifies the Borrower that the circumstances causing such suspension no longer exist. During any such period, all Libor Rate Loans shall automatically convert into Reference Rate Loans at the end of the applicable Loan Period or sooner if required by law.

                  If the Bank determines that the Bank is unable to determine the Libor Rate in respect of a requested Loan Period or that the Bank is unable to obtain deposits of Dollars in the London Interbank market in the applicable amounts and for the requested Loan Period, then, upon notice from the Bank to the Borrowers, the obligation of the Bank to make any Libor Rate Loan, or to convert any Reference Rate Loan into a Libor Rate Loan, shall be suspended until the Bank notifies the Borrower that the circumstances causing such suspension no longer exist.

                  If the Bank shall incur any loss or expense (including any loss or expense incurred by reason of a liquidation or redeployment of deposits or other funds acquired by the Bank to make, continue or maintain any portion of a Libor Rate Loan, or to convert any portion of a Reference Rate Loan into a Libor Rate Loan) as a result of: (i) any conversion or repayment or prepayment of the principal amount of a Libor Rate Loan on a date other than the last day of the Loan Period applicable thereto (whether as a result of acceleration, prepayment or otherwise); (ii) any loan not being made as a Libor Rate Loan in accordance with the request therefor; or (iii) any loan not being continued as, or converted to, a Libor Rate Loan in accordance with the Continuation/Conversion Notice therefor; then, upon written notice from the Bank to the Borrower, the Borrower shall, within 10 days of its receipt thereof, pay to the Bank such amount as will (in a reasonable determination of the Bank) reimburse the Bank for such loss or expense. Such written notice (which shall include calcu lations in reasonable detail) shall, in the absence of error, be conclusive and binding on the Borrower.

                  During such times as the Borrower achieves and maintains a National Association of Insurance Commissioners ("NAIC") II, senior, unsecured, long term debt rating or an equivalent investment grade senior, unsecured, long term debt rating from other rating agencies; and is in full compliance with all of the terms and conditions of this Loan Agreement, the Reference Rate pricing option shall be reduced to Reference Rate less 0.50% and the Libor pricing option shall be reduced to Libor plus 1.25%.

                  2.3 FACILITY TWO. Pursuant to the Initial Loan Agreement, the Bank had extended to Tufco Industries, Inc., Executive Converting Corporation and Hamco Industries, Inc., certain credit in the form of a term note having a current outstanding principal balance in the amount of $5,550,000.04. The Borrower shall execute and deliver to the Bank a replacement note represented by the Promissory Note annexed hereto in the form of Exhibit "A-2", the terms of which are incorporated herein by reference.



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                  2.4 FACILITY THREE. Pursuant to the Initial Loan Agreement,
the Bank had extended to Tufco Industries, Inc., Executive Converting Corporation and Hamco Industries, Inc., certain credit in the form of a term note having a current outstanding principal balance in the amount of $1,383,356.00. The Borrower shall execute and deliver to the Bank a replacement note represented by the Promissory Note annexed hereto in the form of Exhibit "A-3", the terms of which are incorporated herein by reference.

                  2.5 FACILITY FOUR. The Bank shall extend to the Borrower a term loan in the principal sum of $5,250,000.00 for the purpose of allowing Tufco Technologies, Inc. to purchase all of the outstanding capital stock of Foremost Manufacturing Company, Inc. The Borrower shall execute and deliver to the Bank a Promissory Note in the form annexed hereto as Exhibit "A-4", the terms of which are incorporated herein by reference.

                  2.6 SECURITY DOCUMENTS. The Borrower agrees to deliver to the Bank the Security Documents duly executed to secure the payment of the Promissory Notes and any other indebtedness owing under this Agreement.

         3. REPRESENTATIONS AND WARRANTIES. The Borrower and the Guarantors, where appropriate, represent and warrant as follows, which representations and warranties shall survive the closing and the consummation of the transactions contemplated hereby and continue in full force and effect for so long as there shall be any indebtedness owing under this Agreement.

                  3.1 DUE ORGANIZATION. The Borrower and the Guarantors are organizations existing under all applicable laws and resolutions and have full power and authority to carry on their respec tive businesses as now conducted and as proposed to be conducted.

                  3.2 AUTHORITY. The execution and delivery of this Agreement, the Security Documents, Promissory Notes and any other documents or materials to be delivered pursuant to this Agreement are within the respective power of the Borrower and the Guarantors and do not violate any provision of law or result in a breach of, or constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower or the Guarantors pursuant to any indenture or loan or credit agreement or other agreement or instruments to which the Borrower or the Guarantors are a party or by which the Borrower or the Guarantors or their property may be bound or affected and do not require the approval or consent of any governmental body, agency or authority or any other person or entity.

                  3.3 ENFORCEABILITY. This Agreement, the Security Documents and other documents or materials to be delivered pursuant to this Agreement are the legal, valid and binding obligations of the Borrower and the Guarantors, respectively, enforceable against the said persons in accordance with their respective terms. The Promissory Notes, when duly executed and delivered, will


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constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms.

                  3.4 LITIGATION. Except as disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or the properties of the Borrower or the Guarantors before any court or governmental department, commission, board, bureau, agency or instrumentality, which, if determined adversely to the Borrower or the Guarantors, would have a material adverse effect on the financial condition, properties or operations of the Borrower or the Guarantors or on the ability of the Borrower or the Guarantors to perform this Agreement.

                  3.5 CERTIFICATES AND STATEMENTS. No certificate or statement at the time delivered, herewith or heretofore, by the Borrower or the Guarantors to the Bank in connection herewith, or in connection with any transaction contemplated hereby, contains or contained any untrue statement of a material fact or fails or failed to state any material fact necessary to keep the statements contained therein from being misleading.

                  3.6 FINANCIAL DATA. The financial data relating to the Borrower and the Guarantors, together with all financial statements, comments, footnotes, notes, and schedules furnished by the Borrower and/or the Guarantors to Bank fairly reflect the financial condition of the indicated entity and the results of its operations as of the dates and for the periods stated therein. All financial statements were prepared in conformity with generally accepted accounting practices applied on a basis consistent with that of previous statements. No material adverse change has since occurred with respect to the financial data provided to the Bank.

                  3.7 INVESTMENTS IN AND GUARANTIES OF OTHERS. The Borrower and the Guarantors have made no investments in, or advances to or guaranties of the obligations of any individual, corporation or other entity, except those disclosed in the financial data referred to above, the acquisition by Tufco Technologies, Inc. of all of the outstanding capital stock of Foremost Manufacturing Company, Inc. or as set forth herein.

                  3.8 INDEBTEDNESS AND LIABILITIES. The Borrower and the Guarantors have no indebtedness or liabilities of any kind whether accrued, absolute, contingent or otherwise, except those disclosed in the financial data described in Section 3.6 above, or those permitted elsewhere in this Agreement including, but not limited to, those described in Section 3.4. There exists no default nor has any act or omission occurred which, with the giving of notice or the passage of time, would constitute a default under the provisions of any instrument evidencing such indebtedness or liability or any agreement relating thereto or any other agreement or instrument to which the Borrower or a Guarantor is a party.



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                  3.9 TAX RETURNS. To the best of their knowledge, the Borrower and the Guarantors have filed all required federal, state, and local tax returns and have paid all taxes as shown on such returns as they have become due. There are no claims for unpaid taxes, penalties or interest, state, federal, or local, which have been asserted by any taxing authority upon audit, except as has been heretofore disclosed, in writing, to Bank.

                  3.10 TITLE TO PROPERTIES. The Borrower and the Guarantors have good and marketable title to all of their respective property, real, personal and mixed, subject to no lien, security interest, mortgage, encumbrance or charge of any kind or any agreement not to grant a security interest, mortgage or lien, except those permitted elsewhere in this Agreement. All owned and leased buildings and equipment of the Borrower and the Guarantors are in good condition, repair and working order and to the best of Borrower's and Guarantors' knowledge and belief, conform to all applicable laws, ordinances and regulations.

                  3.11 REGULATION U. Neither the Borrower nor the Guarantors will use, directly or indirectly, any part of the proceeds of the Promissory Notes for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any amendments thereto.

                  3.12 ERISA LIABILITY. The Borrower and the Guarantors have no knowledge of the occurrence of any event with respect to any Plan, which could result in a liability of the Borrower to the Pension Benefit Guaranty Corporation, other than the payment of premiums (but not a late payment charge) pursuant to Section 4007 of ERISA.

                  3.13 ENVIRONMENTAL REGULATIONS. The Borrower and the Guarantors have not violated, are not violating, and have not been threatened with or received a notice or charge asserting any violation of the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservancy Recovery Act of 1976 (RCRA), the Federal Comprehensive Environmental Responsibility, Cleanup and Liability Act of 1980 (CERCLA), the Toxic Substance Control Act of 1976 or any other federal, state, local or foreign laws, environmental rules and regulations thereunder, regulating or otherwise affecting the environment as the same may have been amended prior to the date hereof.

                  3.14 HAZARDOUS SUBSTANCES AND MATERIALS. There are no substances or materials which have been, are or will be stored, deposited, treated, recycled or disposed of on, under or at the Borrower's or a Guarantor's business locations, which substances or materials, if known to be present on, at or under such property, would require cleanup, removal or some other remedial action under any federal, state or local laws, regulations, ordinances, codes or rules relating to the discharge of air pollutants, water pollutants or processed waste water or otherwise relating to hazardous or toxic substances or materials, other than chemicals used in the operation of the Borrower's or a Guarantor's business in the ordinary course. There are no conditions existing currently or likely to exist during


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the term of this Agreement which would subject the Borrower or a Guarantor to damages, penalties, injunctive relief or cleanup costs under such environmental laws, and the Borrower and the Guarantors are not subject to any judgment, decree, order or citation relating to or arising out of such environmental laws.

                  The Borrower and the Guarantors shall not cause or permit any hazardous or toxic substances or materials to be used, stored, generated or disposed of on or in the Borrower's or a Guarantor's business locations at any time owned, occupied or operated by the Borrower, a Guarantor or any tenants, tenants' agents, employees, contractors or invitees, other than chemicals used in the operation of the Borrower's or a Guarantor's business in the ordinary course.

         4. AFFIRMATIVE COVENANTS. From and after the date of this Agreement and so long as the Loan shall remain available for advance to the Borrower hereunder and until payment in full of all indebtedness evidenced by the Promissory Notes and/or owing under the terms and conditions of this Agreement, the Borrower and the Guarantors, where appropriate, agree that they will:

                  4.1 INCORPORATION OF DOCUMENTS. The Borrower and the Guarantors will fully comply in every respect with the respective covenants contained in the documents executed and/or delivered pursuant to this Agreement and/or any other document or materials incorporated herein by reference.

                  4.2 NOTICE OF EVENT OF DEFAULT. The Borrower and the Guarantors shall furnish to the Bank as soon as possible and, in any event, within seven (7) days after the Borrower or a Guarantor have obtained knowledge of the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, which is continuing on the date of such statement, a statement of an authorized representative of the Borrower and/or a Guarantor setting forth details of such Event of Default or event and the action which the Borrower and/or the Guarantor propose to take with respect to same.

                  4.3 INSURANCE. The Borrower and the Guarantors, respectively, shall maintain, at all times and from time to time, at the request of the Bank, furnish the Bank with proof of the payment of the premiums thereon and certificates of insurance therefor:

                           (a) Maintain all-risk coverage insurance for the full insurable replacement value of all real estate improvements and tangible personal property upon which the Bank has a lien interest in form and content acceptable to the Bank.

                           (b) Business interruption coverage in such form and amounts as reasonably required by the Bank.

                           (c) Public liability insurance and fire and extended coverage insurance on


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



         all property on which the Bank is given a lien interest, all in such form and amounts as are reasonably required by the Bank.

                           (d) The policies of insurance required pursuant to this section shall be placed with financially sound and reputable insurers approved by the Bank. The policies of insurance delivered pursuant to this section shall be satisfactory in form and content to the Bank and shall contain an agreement of the insurer to give not less than thirty (30) days' advance written notice to the Bank in the event of cancellation of such policy or changes affecting the coverage thereunder. All policies shall contain a loss payable clause naming the Bank as loss payee or mortgage payee, as the case may be. The Borrower and the Guarantors will furnish to the Bank such evidence of insurance as the Bank may require. The Borrower and the Guarantors hereby agree that, in the event they fail to pay or cause to be paid the premium on any insurance, the Bank may do so and be reimbursed by the Borrower therefor.

                  4.4 TAXES AND ASSESSMENTS. The Borrower and the Guarantors shall pay all taxes and assessments levied or assessed against the Borrower's or a Guarantor's assets prior to the date on which a penalty is attached thereto unless the same is being contested in good faith by appropriate proceedings and reserves deemed adequate by Bank have been established therefor; provided, however, that the Borrower or a Guarantor may pay assessments in installments so long as no fine or penalty is added to any installment for the nonpayment thereof.

                  4.5 BOOKS AND RECORDS. The Borrower and the Guarantors shall keep proper books, records and accounting data in which full, true and correct entries will be made of all of their respec tive dealings, business and affairs in accordance with generally accepted accounting principles and all applicable laws and regulations and permit the Bank, acting by or through its officers or agents, to examine and obtain copies of books, records and accounting data of the Borrower and the Guarantors and to make extracts therefrom and copies thereof.

                  4.6 COMPLIANCE WITH LAWS. The Borrower and the Guarantors shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would have an adverse effect on the Borrower's or the Guarantors' business, assets or property, operations or their ability to perform their obligations under this Agreement.

                  4.7 MAINTENANCE OF ASSETS AND PROPERTY. The Borrower and the Guarantors shall keep all of their respective assets and property, whether owned or leased, in good working order and condition, ordinary wear and tear excepted.

                  4.8 MERGER AND DISPOSAL OF ASSETS. The Borrower and the Guarantors shall not directly or indirectly merge, consolidate or reorganize with or into any other corporation or entity;

the Borrower and the Guarantors shall not sell, lease, transfer or otherwise dispose of all or a substantial part of their respective assets, other than sales made in the ordinary course of business.

                  4.9 PERMITS AND LICENSES. The Borrower and the Guarantors shall maintain their existence, all permits, licenses, privileges, certificates and the like necessary for the operation of their respective businesses.

                  4.10 FINANCIAL STATEMENTS. Tufco Technologies, Inc. shall deliver to the Bank promptly, and in any event within thirty (30) days, after the close of each quarterly period of each fiscal year (except the last such period in each such fiscal year), financial report(s) consisting of Tufco Technologies, Inc.'s balance sheet as of the end of such period, profit and loss statement, and reconciliations of surplus from the beginning of such fiscal year to the end of such period, which financial reports shall be prepared in such form and detail as the Bank may request and shall be in conformity with generally accepted accounting principles and other applicable laws and regulations applied on a basis consistent with that of the preceding fiscal year and shall be certified to be true and correct by Tufco Technologies, Inc.'s Chief Financial Officer.

                  Tufco Technologies, Inc. shall deliver to the Bank promptly, and in any event within 30 days, after the close of each quarter of each fiscal year, a certificate signed by Tufco Technologies, Inc.'s Chief Financial Officer and containing a statement as to whether or not, to the knowledge of such officer, a Default (as hereinafter defined) has occurred and is continuing (or any event which might become a Default after the lapse of time or the giving of notice, or both), and if the certificate shows that a Default has occurred and is continuing, it shall also specify what steps are being taken by Borrower and/or the Guarantors to cure the same. The statement shall also provide evidence that the Borrower and the Guarantors are in compliance with all financial covenants contained in this Agreement.

                  Tufco Technologies, Inc. shall deliver to the Bank promptly, and in any event within 45 days, after the close of each quarter of each fiscal year of the Guarantor a Securities Exchange Commission 10Q report prepared in accordance with generally accepted accounting principles consistently applied.

                  Within Ninety (90) days after the close of each fiscal year of Tufco Technologies, Inc., deliver to the Bank copies of detailed audit reports, Securities Exchange Commission 10K report, and management letters prepared on a consolidated basis by independent accountants in connection with the annual audit of the books of the Borrower and the Guarantors and a con solidating financial statement all prepared in conformity with generally accepted accounting principles consistently applied and other applicable laws and regulations. Each such annual state ment shall be accompanied by a written statement from the accountant who prepared the same, certifying that he has obtained no knowledge of any Default by the Borrower and/or the Guarantors in the fulfillment of any of the terms, covenants or provisions of this Agreement, or if such accountant shall have obtained knowledge of any such Default, he shall disclose in such statement the Default or Defaults and the nature thereof, but such accountant shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default.

                  4.11 LITIGATION OR CLAIMS AFFECTING OPERATIONS. The Borrower and the Guarantors shall promptly inform the Bank of any litigation, or of any claim or controversy which might become the subject of litigation against the Borrower or the Guarantors or affecting any of the Borrower's or the Guarantors' property, if such litigation, claim or potential litigation might, in the event of an unfavorable outcome, have material adverse effect upon the Borrower's and/or the Guarantors' financial condition or might cause a default.

                  4.12 VISITATION AND INSPECTION. The Borrower and the Guarantors shall permit its representatives of the Bank to visit and inspect any of its respective locations and examine any of its books and records at any reasonable time and as often as may be reasonably desired.

                  4.13 PAYMENT OF CLAIMS. The Borrower and the Guarantors shall promptly pay all lawful claims, whether for labor, materials or otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of the Borrower or a Guarantor unless and to the extent only that the same are being contested in good faith by appropriate proceedings and reserves deemed adequate by the Bank have been established therefor.

                  4.14 MINIMUM CASH FLOW REQUIREMENT. Tufco Technologies, Inc. shall maintain a minimum Cash Flow on a consolidated aggregate fiscal quarterly end basis as follows:

                                                         Minimum Aggregate
                  Fiscal Quarter                            Cash Flow
                  --------------                         -----------------

                  December 31, 1997                        1,385,000.00

                  Prior to March 31, 1998, the Bank and the Borrower agree to in good faith negotiate minimum cash flow requirements to be maintained by Tufco Technologies, Inc. subsequent to December 31, 1997.

                  Cash Flow is defined as the sum of net profit stating inventory at the lower of cost (FIFO) or market, depreciation, amortization, deferred income tax expense less a deferred income tax credit.

         5. NEGATIVE COVENANTS. So long as the Loans shall remain available to the Borrower and until payment in full of all indebtedness evidenced by the Promissory Notes and/or owing under the terms and conditions of this Agreement, the Borrower and the Guarantors, where appropriate, agree that, without the prior written consent of the Bank, they will not:

                  5.1 ENCUMBRANCES OR LIENS. Create or permit to be created or allow to exist any encumbrance or other lien upon the assets of the Borrower or the Guarantors described in the Secu rity Documents except the Permitted Liens and other liens for taxes, assessments or governmental charges not delinquent or being contested in good faith with adequate reserves made therefor.

                  5.2 STATUS OF BORROWER OR GUARANTORS. Make any substantial change in the present management of or the conduct of the business of the Borrower or the Guarantors except that required with respect to the acquisition of Foremost Manufacturing Company, Inc.

                  5.3 OTHER ACTIONS. The Borrower and the Guarantors shall not take any action or permit any event to occur which materially impairs the Borrower's ability to make payments when due under this Agreement.

                  5.4 ORGANIZATIONAL DOCUMENTS. The organizational documents of the Borrower and the Guarantors shall not be amended or modified without the prior written consent of the Bank except that required with respect to the acquisition of Foremost Manufacturing Company, Inc.

                  5.5 OBLIGATIONS OF OTHERS. The Borrower and the Guarantors will not become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other person.

                  5.6 PURCHASE OF SECURITIES. The Borrower and the Guarantors shall not own, purchase or acquire, directly or indirectly, any stock or securities of any person, firm or corporation, including its own securities, other than: (a) securities guaranteed as to principal and interest by the United States government; (b) bank repurchase agreements; (c) savings accounts or certificates of deposit in a financial institution of recognized standing; (d) obligations issued by the United States; (e) prime commercial paper maturing within 90 days of the date of acquisition; (f) the acquisition of treasury stock by Tufco Technologies, Inc. to the extent allowed in Section 5.10 of this Agreement; (g) securities presently owned by a Guarantor in the Borrower or in another Guarantor; and (h) the acquisition by Tufco Technologies, Inc. of all of the outstanding capital stock of Foremost Manufacturing Company, Inc.

                  5.7 LOANS OR ADVANCES. The Borrower and the Guarantors shall not make any loans or advances or sell any of their accounts receivable with or without recourse, except extensions of credit to customers in the ordinary care of business, loans to Borrower's employees for the purpose of purchasing stock in Tufco Technologies, Inc. in an aggregate maximum amount of $500,000.00 at any one time outstanding and a loan by the Borrower to Tufco Technologies, Inc. in the sum of $5,250,000.00 for the purpose of financing the purchase of all of the capital stock of Foremost Manufacturing Company, Inc.

                  5.8 CAPITAL EXPENDITURES. The Borrower and the Guarantors shall not make or commit to make, directly or indirectly, any expenditure for the purchase or other acquisition, including but not limited to capitalized leases, of fixed or capital assets, excluding normal replacements and maintenance which are properly charged to current operations; and leases with Banc One Corporation or its subsidiaries or affiliates; if after giving effect thereto, the aggregate amount of all such capital expenditures by the Borrower and the Guarantors would exceed the sum of $3,500,000.00 during Borrower's fiscal year 1998.

                  5.9 INDEBTEDNESS. The Borrower and the Guarantors will not incur, create, assume or permit to exist any indebtedness except: (a) the obligations arising hereunder; (b) trade indebtedness incurred in the ordinary course of business; (c) indebtedness secured by the Permitted Liens; (d) other indebtedness with the permission of the Bank; (e) obligations incurred with Banc One Corporation or its subsidiaries or affiliates; and (f) the $5,250,000.00 loan by the Borrower to Tufco Technologies, Inc. described in Section 5.7 above.

                  5.10 PURCHASE OR REDEMPTION OF STOCK AND/OR PAYMENT OF DIVIDENDS. The Borrower and the Guarantors shall not: (a) purchase or redeem capital stock except for the acquisition of treasury stock by Tufco Technologies, Inc. in an aggregate maximum amount of $250,000.00 during any fiscal year of Tufco Technologies, Inc.; or (b) declare and/or pay any dividends except dividends to Tufco Technologies, Inc. to the extent required to allow Tufco Technologies, Inc. to acquire its treasury stock pursuant to Section 5.10(a).

                  5.11 PARTNERSHIP DISTRIBUTIONS. The Borrower shall not make any distributions of any kind or nature to anyone except distributions to its partners necessary for the payment of income taxes and distributions necessary to allow Tufco Technologies, Inc. to acquire its treasury stock to the extent permitted in Section 5.10 of this Agreement.

                  5.12 MERGER AND CONSOLIDATION. The Borrower and/or the Guarantors shall not merge or consolidate with or into any other entity.

                  5.13 TRANSFER OF ASSETS OR BUSINESS. The Borrowers and/or the Guarantors shall not sell, lease, transfer or otherwise dispose of all or a substantial part of their assets or business.

         6. CONDITIONS PRECEDENT. The obligation of the Bank to fund the Loans is subject to the following conditions precedent, each of which shall have been fulfilled to the satisfaction of the Bank:

                  6.1 PROMISSORY NOTES. The Promissory Notes are duly executed by the Borrower.

                  6.2 SECURITY DOCUMENTS. The Security Documents shall be duly executed and delivered to the Bank by the Borrower and the Guarantors. The liens granted to the Bank by the

Security Documents shall constitute perfected first and paramount liens on the property of the Borrower, subject only to Permitted Liens.

                  6.3 ORGANIZATIONAL DOCUMENTS. Provision of a true, correct and complete copy of the limited partnership agreement, articles of incorporation, bylaws, and amendments thereto, of the Borrower and the Guarantors.

                  6.4 LIEN RECORD SEARCH. UCC lien searches from the appropriate offices of the Secretary of the States of Wisconsin, North Carolina, South Carolina, Virginia, Missouri and Texas and from the offices of the land recorders, covering the name of the Borrower and the Guarantors evidencing the personal property assets, including fixtures, of the Borrower and the Guarantors to be free of all liens except Permitted Liens.

                  6.5 RESOLUTIONS AND CERTIFICATIONS. Resolutions of the Guarantors and the Borrower authorizing the transactions described herein currently certified by an authorized officer or partner.

                  6.6 TITLE INSURANCE COMMITMENTS. With respect to the real property subject to the Amended and Restated Mortgage and Amended and Restated Deed of Trust, Exhibit C, commit ments from title company(s) acceptable to Bank and policies of title insurance to the Bank which will:

                           (i) Be free from the "survey" exception and exceptions for mechanics', materialmen's or construction liens and free from other exceptions not previously approved by the Bank.

                           (ii) Name the Bank and/or its assigns as an insured in such amounts required by Bank.

                           (iii) Insure the mortgage and Deed of Trust to be valid first and paramount liens on the Borrower's real property subject only to Permitted Liens.

                           (iv) Satisfaction of the "Requirements" included in the title commitments and execution and delivery of any and all documents required under the "Requirements" section of the title commitments.

                  6.7 OTHER DOCUMENTS AND EXHIBITS. The Bank shall have received such other agreements, documents and exhibits, without limitation, which may be required, in Bank's judgment, to assure compliance with the requirements of this Agreement, together with such other documents as Bank may reasonably require to evidence and secure the Loan.

         7.       DEFAULTS, RIGHTS AND REMEDIES.

                  7.1 EVENTS OF DEFAULT. The following shall constitute a Default or an Event(s) of Default:

                           (a) The Borrower shall fail to pay, when due, interest or principal on the Promissory Notes and such default shall continue uncured for ten (10) days.

                           (b) The Borrower or a Guarantor shall fail duly to observe or perform any of the other terms, conditions, covenants or agreements required to be observed or performed by said persons under this Agreement and/or any other documents executed and/or delivered pursuant to this Agreement and/or incorporated by reference herein, including, without limitation, the Promissory Notes and such default shall continue uncured for twenty (20) days.

                           (c) Any representation or warranty made by or on behalf of the Borrower or a Guarantor to the Bank (whether made in this Agreement, in any financial statement, certificate, report or schedule furnished pursuant to this Agreement, or in any written statement otherwise pertaining to this Agreement) shall prove to be false or misleading as of the time such representation or warranty was made unless such matter shall be correctable and corrected to the satisfaction of the Bank.

                           (d) The Borrower or a Guarantor shall be in default under or in breach of any of the terms of any Security Document and such default or breach shall not be cured or waived by the Bank within the period or periods of grace, if any, applicable thereto.

                           (e) The Borrower or a Guarantor shall become insolvent, however defined; or shall be dissolved; or shall commit an act of bankruptcy under the United States Bankruptcy Act (as now or hereafter amended); or shall file or have filed against it, voluntarily or involuntarily, a petition in bankruptcy or for reorganization or the adoption of an arrangement under the United States Bankruptcy Act (as now or hereafter amended); or shall initiate or have initiated against it, voluntarily or involuntarily, any act, process or proceeding under any insolvency law or other statute of law providing for the modification or adjustment of the rights of creditor and any such proceeding, if brought by a party other than the Borrower, shall not have been discharged within sixty (60) days of the commencement thereof.

                           (f) Execution shall have been levied against any property subject to the Security Documents or any lien creditor's suit to enforce a judgment in excess of $100,000.00 against such property shall have been brought and (in either case) shall continue unstayed and in effect for a period of more than sixty (60) consecutive days.

                           (g) Any guaranty of the Borrower's obligations under this Agreement is revoked or becomes unenforceable for any reasons.

                           (h) Any default or Event of Default under the Promissory Notes, the Security Documents or any other document executed and/or delivered in connection with this Agreement.

                           (i) The Borrower or a Guarantor defaults in the performance of the terms of any other evidence of indebtedness or lease issued or assumed by the Borrower or a Guarantor or on the terms of any agreement under which such indebtedness is secured or issued, and such default shall continue beyond any applicable grace period.

                  7.2 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default and at any time thereafter until such Event of Default is cured to the reasonable satisfaction of the Bank, Bank may, at its option, exercise any and all of the following rights and remedies (and any other rights and remedies available to it):

                           (a) Bank may, without notice to the Borrower unless otherwise specified or required herein by notice to the Borrower, terminate its obligation to advance funds hereunder.

                           (b) Bank may declare immediately due and payable all unpaid principal of and accrued interest on the Promissory Notes, and the same thereon be immediately due and payable without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived.

                           (c) Bank shall have the right, in addition to any other rights provided by law, to enforce its rights and remedies under the Security Documents.

         8.       MISCELLANEOUS.

                  8.1 FEES AND COSTS. The Borrower agrees to pay the Commitment Fee, the Contingency Fee, the Letter(s) of Credit Fee, all fees of the Bank, title insurance premiums, and recording fees and agrees to reimburse the Bank upon demand for all reasonable out-of-pocket expenses actually incurred by the Bank in connection with this Agreement or in connection with the transactions contemplated by this Agreement, including, but not limited to, any and all reasonable legal expenses and attorneys' fees sustained by the Bank in the exercise of any right or remedy available to it under this Agreement or otherwise by law or equity, and further, the services performed by such counsel in connection with the preparation of this Agreement and the documents and instruments incidental thereto.

                  8.2 ASSIGNABILITY AND SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Borrower the Guarantors and the Bank and their respective successors and assigns, except that the Borrower and the Guarantors may not transfer or assign their rights hereunder without the prior written consent of the Bank.

                  8.3 WAIVERS. No waiver by the Bank of any default hereunder shall operate as a waiver of any other default or of the same type of default on a future occasion. No delay on the part of the Bank in exercising any right or remedy hereunder shall operate as a waiver thereof, no shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or the exercise or any other right or remedy.

                  8.4 BANK'S REMEDIES AND CUMULATIVE. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have. In the event of a conflict in remedies between this Agreement and the Security Documents, including any notice period or periods, the specific terms of the Security Documents shall control.

                  8.5 GOVERNING LAW AND ENTIRE AGREEMENT. This Agreement, the Security Documents, the Promissory Notes and any other documents executed and/or delivered pursuant to this Agreement and/or incorporated by reference herein and all security therefor shall be governed, construed and enforced under the laws of the State of Wisconsin in courts of the State of Wisconsin or the United States of America. This Agreement contains the entire agreement of the parties on the matters covered. No other agreement, statement or promise made by any party or by any employee, officer or agent of any party that is not in writing and signed by all parties to this Agreement shall be binding, and in entering into this Agreement, the Borrower and the Guarantors are not relying on any statement, representation or warranty not expressly set forth herein.

                  8.6 SURVIVAL. All agreements, representations and warranties made herein shall survive the execution of this Agreement, the making of the disbursements hereunder and the execution and delivery of the Promissory Notes.

                  8.7 COUNTERPARTS AND HEADINGS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument. The section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

                  8.8 NOTICES. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of the other party or when deposited in the United States mail, certified or registered mail, postage prepaid and addressed as follows, unless and until either of such parties notifies the other in accordance with this section as a change of address:

If to Tufco Technologies, Inc.:             If to Tufco Tech, Inc.:
ATTENTION: Louis LeCalsey, III              ATTENTION: Louis LeCalsey, III
President                                   President
4750 Simonton                               4750 Simonton
Dallas, TX  75244                           Dallas, TX  75244

If to Tufco, Inc.:                          If to TFCO, Inc.:
ATTENTION: Kathy Manos                      ATTENTION: Kathy Manos
President                                   President
4750 Simonton                               4750 Simonton
Dallas, TX  75244                           Dallas, TX  75244

If to the Bank:                             If to Technologies I, Inc.:
Bank One, Wisconsin                         ATTENTION:  Kathy Manos
ATTENTION:  Mr. Mark J. Fischer             President
Assistant Vice President                    4750 Simonton
200 South Adams Street                      Dallas, TX  75244
P. O. Box 19029
Green Bay, WI  54307-9029

If to Tufco, L.P.:                          If to Foremost Manufacturing
ATTENTION: Louis LeCalsey, III              ATTENTION: Louis LeCalsey, III
President, Tufco Tech, Inc.                 Company, Inc.:
4750 Simonton                               President, Foremost Manufacturing
Dallas, TX  75244                           Company, Inc.
                                            4750 Simonton
                                            Dallas, TX  75244

                  8.9 AMENDMENT. No amendment of this Agreement shall be effective unless in writing and signed by the parties.

                  8.10 PARTICIPATION. The Bank may, at any time and from time to time, grant to any person or entity a participation in any part of the indebtedness described herein. All of the representations, warranties and covenants of the Borrower or the Guarantors in this Agreement are also made to any participant with the same force and effect as if expressly so made.

                  8.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity of enforceability of such provision in any other jurisdiction.

                  8.12 OTHER CREDIT. The parties acknowledge the Bank may extend additional credit to the Borrower in such amounts and upon such terms and conditions as the Bank in its sole discretion may agree. In the event the Bank extends additional credit, it is agreed that the same is agreed to be issued pursuant to the terms of this Agreement. The note(s) or agreement(s) represent ing such obligations shall be deemed issued pursuant to the terms of this Agreement for all intents and purposes, including but not limited to, the collateral securing such credit and rights of accelera tion upon default as herein provided.

                  8.13 ARBITRATION. The undersigned agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement, any related document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

                  8.14 JURY WAIVER. THE UNDERSIGNED HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE
A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON
CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED
ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER
RELATED DOCUMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO

PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER RELATED
DOCUMENTS.

                  8.15 CONSENT AND ACKNOWLEDGMENT. The Guarantors, by their execution of this Loan Agreement, acknowledge the same, consent to the terms and conditions herein contained and agree to be bound by the same as this Agreement may relate to a Guarantor.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                   BANK ONE, WISCONSIN

                                   By: /s/ Mark J. Fischer
                                      -----------------------------------------
                                      Mark J. Fischer
                                      Title:  Assistant Vice President

                                   TUFCO, L.P.

                                   By: TUFCO TECH, INC., General Partner

                                   By: /s/ Gregory Wilemon
                                      -----------------------------------------
                                      Gregory L. Wilemon
                                      Title:  Secretary

                                   TUFCO TECH, INC.

                                   By: /s/ Gregory L. Wilemon
                                      -----------------------------------------
                                      Gregory L. Wilemon
                                      Title:  CFO, COO, Secretary and Treasurer

                                   TUFCO, INC.

                                   By: /s/ Kathy Manos
                                      -----------------------------------------
                                      Kathy Manos
                                      Title:  President

                                   TFCO, INC.

                                   By: /s/ Kathy Manos
                                      -----------------------------------------
                                      Kathy Manos
                                      Title:  President

                                   TECHNOLOGIES I, INC.

                                   By: /s/ Kathy Manos
                                      -----------------------------------------
                                      Kathy Manos
                                      Title:  President

                                   TUFCO TECHNOLOGIES, INC.

                                   By: /s/ Gregory L. Wilemon
                                      -----------------------------------------
                                      Gregory L. Wilemon
                                      Title:  CFO, Secretary and Treasurer

                                   FOREMOST MANUFACTURING
                                   COMPANY, INC.

                                   By: /s/ Gregory L. Wilemon
                                      -----------------------------------------
                                      Gregory L. Wilemon
                                      Title:  CFO, COO, Secretary and Treasurer

===============================================================================


                                     SECOND
                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                          Dated as of November 13, 1997



                                 BY AND BETWEEN

                                   Tufco, L.P.

                                   Address:   4750 Simonton
                                              Dallas, TX 75244



                                   AND


                                   Bank One, Wisconsin

                                   Address:   200 South Adams Street
                                              P. O. Box 19029
                                              Green Bay, WI  54307-9029










===============================================================================

         INDEX

                                                                          Page
                                                                          ----
         1.       Definitions                                               1
                  -----------

                  1.1               Bank                                    1

                  1.2               Borrower                                1

                  1.3               Cash Flow                               1

                  1.4               Commitment Fee                          2

                  1.5               Contingency Fee                         2

                  1.6               ERISA                                   2

                  1.7               Event of Default                        2

                  1.8               Facility Fee                            2

                  1.9               Guarantor                               2

                  1.10              Guarantors                              2

                  1.11              Letter(s) of Credit Fee                 2

                  1.12              Loan Agreement                          2

                  1.13              Permitted Liens                         2

                  1.14              Plan                                    3

                  1.15              Prepayment Premium                      3

                  1.16              Promissory Notes                        3

                  1.17              Reference Rate                          3

                  1.18              Reference Rate Loans                    3


                  1.19              Security Documents                      3

                  1.20              Definitions Applicable to
                                    Libor Rate Loans                        4

         2.       Loans, Collateral-Loan Ratio and Security
                  Documents                                                 5

                  2.1               Making the Loans                        5

                  2.2               Facility One                            5

                  2.3               Facility Two                            7

                  2.4               Facility Three                          8

                  2.5               Facility Four                           8

                  2.6               Security Documents                      8

         3.       Representations and Warranties                            8

                  3.1               Due Organization                        8

                  3.2               Authority                               8

                  3.3               Enforceability                          8

                  3.4               Litigation                              9

                  3.5               Certificates and Statements             9

                  3.6               Financial Data                          9

                  3.7               Investments in and Guaranties
                                    of Others                               9

                  3.8               Indebtedness and Liabilities            9

                  3.9               Tax Returns                             10

                  3.10              Title to Properties                     10


                  3.11              Regulation U                            10

                  3.12              ERISA Liability                         10

                  3.13              Environmental Regulations               10

                  3.14              Hazardous Substances and
                                    Materials                               10

         4.       Affirmative Covenants                                     11

                  4.1               Incorporation of Documents              11

                  4.2               Notice of Event of Default              11

                  4.3               Insurance                               11

                  4.4               Taxes and Assessments                   12

                  4.5               Books and Records                       12

                  4.6               Compliance with Laws                    12

                  4.7               Maintenance of Assets and
                                    Property                                12

                  4.8               Merger and Disposal of Assets           12

                  4.9               Permits and Licenses                    13

                  4.10              Financial Statements                    13

                  4.11              Litigation or Claims Affecting
                                    Operations                              14

                  4.12              Visitation and Inspection               14

                  4.13              Payment of Claims                       14

                  4.14              Minimum Cash Flow Requirement           14


         5.       Negative Covenants                                        14

                  5.1               Encumbrances or Liens                   15

                  5.2               Status of Borrower or Guarantors        15

                  5.3               Other Actions                           15

                  5.4               Organizational Documents                15

                  5.5               Obligations of Others                   15

                  5.6               Purchase of Securities                  15

                  5.7               Loans or Advances                       15

                  5.8               Capital Expenditures                    15

                  5.9               Indebtedness                            16

                  5.10              Purchase or Redemption of Stock
                                    and/or Payment of Dividends             16

                  5.11              Partnership Distributions               16

                  5.12              Merger and Consolidation                16

                  5.13              Transfer of Assets or Business          16


         6.       Conditions Precedent                                      16

                  6.1               Promissory Notes                        16

                  6.2               Security Documents                      16

                  6.3               Organizational Documents                17

                  6.4               Lien Record Search                      17

                  6.5               Resolutions and Certifications          17

                  6.6               Title Insurance Commitments             17

                  6.7               Other Documents and Exhibits            17

         7.       Defaults, Rights and Remedies                             18

                  7.1               Events of Default                       18

                  7.2               Rights and Remedies                     19

         8.       Miscellaneous                                             19

                  8.1               Fees and Costs                          19

                  8.2               Assignability and Successors            20

                  8.3               Waivers                                 20

                  8.4               Bank's Remedies and Cumulative          20

                  8.5               Governing Law and Entire Agreement      20

                  8.6               Survival                                20

                  8.7               Counterparts and Headings               20

                  8.8               Notices                                 20

                  8.9               Amendment                               21

                  8.10              Participation                           21


                  8.11              Severability                            21

                  8.12              Other Credit                            21

                  8.13              Arbitration                             22

                  8.14              Jury Waiver                             22

                  8.15              Consent and Acknowledgment              23

                                INDEX OF EXHIBITS

         Exhibit                                              Pages
         -------                                              -----
            A-1   Master Draw Note                            3, 5

            A-2   Term Note                                   3, 7

            A-3   Business Note                               3, 8

            A-4   Term Note                                   2, 8

            B     Permitted Liens                             2

            C     Amended and Restated Mortgage/              4
                  Amended and Restated Deed of Trust

            D     General Business Security Agreements        4

            E     Unlimited Continuing Guaranties             4